Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

(Form Type)

Indonesia Energy Corporation Limited

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary shares issuable upon conversion of outstanding convertible note	457	(c)	8,333,334	(2)	$13.51	(3)	$112,583,342	0.0000927	$10,436.48	—	—	—	—

	Equity	Ordinary shares issuable upon exercise of outstanding warrants	457	(g)	767,240	(4)	$6.00	(5)	$4,603,440	0.0000927	$426.74	—	—	—	—

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	—	—	—						—
	Total Offering Amounts								$117,186,782		$10,863.22
	Total Fees Previously Paid										$0
	Total Fee Offsets										$0
	Net Fee Due										$10,863.22

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of the Registrant’s ordinary shares being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)	Represents the maximum number of shares that the Registrant expects could be issuable upon conversion of the note held by the selling shareholder named in this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported trading prices of the Registrant’s ordinary shares as reported on the NYSE American on March 2, 2022.

(4)	Represents the maximum number of shares that the Registrant expects could be issuable upon the exercise of warrants held by the selling shareholder named in this Registration Statement.

(5)	Fee calculated pursuant to Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date